BANC ONE AUTO TRUST 1996-B
           AMENDED AND RESTATED 1996 ANNUAL STATEMENT FOR FORM 10-K/A
                                DECEMBER 31, 1996
                                                                    Exhibit 99.4
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STATEMENT TO CERTIFICATEHOLDERS
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I.    Amount of 1996 distributions allocable to principal:                                                             Dollars ($)
                                                                                                                       ------------

      (i)     Class A Certificateholders                                                                              81,741,758.18
      (ii)    Class B Certificateholders                                                                               3,405,982.55

II.   Amount of 1996 distributions allocable to interest:                                                               Dollars ($)
                                                                                                                        -----------
      (i)     Class A Certificateholders                                                                               8,987,824.90
      (ii)    Class B Certificateholders                                                                                 383,077.44

III.  Pool Balance as of the close of business on December 31, 1996, after giving effect to
      payments allocated to principal reported under (I) above ($)                                                   216,332,382.39

IV.   Aggregate outstanding principal balances and pool factors for each class of securities, as of
      December 31, 1996, after giving effect to all payments reported under clause (I) above on such date:    Principal Balance ($)
                                                                                                              ---------------------
      (a)     Class A Certificateholders                                                                             207,678,901.35
      (b)     Class A Pool Factor                                                                                         0.7076931
      (c)     Class B Certificateholders                                                                               8,653,481.04
      (d)     Class B Pool Factor                                                                                         0.7076931

V.    Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 1996     Servicing Fee ($)
                                                                                                                   ----------------
      (i)     Total Servicing Fee                                                                                      1,429,362.74

VI.   Amount of the aggregate Realized Losses, if any, for the year ended December 31, 1996 ($)                        4,044,053.46

VII.  (a)     Aggregate amount withdrawn from the Reserve Account and deposited in the Collection Account ($)          4,044,053.46
      (b)     Specified Reserve Account balance as of December 31, 1996 ($)                                            7,660,522.25
      (c)     Aggregate Reserve Account release to seller for the year ended December 31, 1996 ($)                     2,550,208.28
      (d)     Balance of the Reserve Account as of December 31, 1996 ($)                                               7,660,522.25
      (e)     1996 Average of Charge-off Rates                                                                                1.72%
      (f)     1996 Average of Delinquency Percentages                                                                         0.42%

VIII. (a)     Certificateholder's Interest Carryover Shortfall                                                                 0.00
      (b)     Certificateholder's Principal Carryover Shortfall                                                                0.00

IX.   Aggregate Purchase Amounts paid by the Seller or the Servicer with respect to the year ended December 31, 1996           0.00

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X.    Delinquent Receivables as of December 31, 1996       Dollar Amount       %    # Units
                                                           ------------     -----   -------

      (a)     30-59 Days Delinquent                           3,983,400       1.84%   462
      (b)     60-89 Days Delinquent                             770,507       0.36%    87
      (c)     90 Days or More Delinquent                        213,635       0.10%    27


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